UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2024

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ADMA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Brad Tade to Chief Financial Officer and Treasurer

Effective July 24, 2024 (the “Effective Date”), Brad Tade, former Vice President, Financial Operations of ADMA Biologics, Inc. (the “Company”), was promoted to Chief Financial Officer and Treasurer of the Company (the “Promotion”).

Mr. Tade, age 51, joined the Company in June 2023 as its Vice President, Financial Operations. Prior to joining the Company, he held roles of increasing responsibility at PCI Pharma Services. From March 2023 to June 2023, Mr. Tade held the position of Vice President Finance, Commercial Packaging Technology and from August 2022 to March 2023, held the position of Vice President Finance, Development and Manufacturing. Prior to working for PCI Pharma Services, from May 2021 to July 2022 Mr. Tade held the role of Vice President Finance, Operations & Quality for Baxter International Inc. based in Illinois and from November 2016 to May 2021, served as Vice President, Operations Finance for Becton Dickinson based in Switzerland. Mr. Tade holds a B.S. in Finance from California State University, Long Beach and a Master’s in Organizational Leadership from Gonzaga University. There have been no related party transactions between the Company and Mr. Tade reportable under Item 404(a) of Regulation S-K, there are no arrangements or understandings between Mr. Tade and any other person pursuant to which he was appointed as an officer reportable under Item 404(b) of Regulation S-K, and Mr. Tade has no family relationships with any of our directors or executive officers reportable under Item 401(d) of Regulation S-K.

On the Effective Date, the Company and Mr. Tade entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Tade will serve as the Chief Financial Officer and Treasurer of the Company. The Employment Agreement provides that the employment relationship may be terminated by either party for any reason, at any time, with or without prior notice and with or without “Cause” (as defined therein).

The Employment Agreement further provides, in the event (i) that Mr. Tade is terminated by the Company without Cause, (ii) that Mr. Tade resigns for “Good Reason” (as defined therein), or (iii) of any termination resulting from a “Change of Control” (as defined therein) in which the Employment Agreement is not assumed by the successor to the Company, he would be entitled to (in addition to any accrued but unpaid salary and unreimbursed expenses): (A) in the event Mr. Tade elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), reimbursement from the Company for the same portion of Mr. Tade’s family COBRA health insurance premium that it paid during his employment up until the earlier of (x) the date twelve (12) months after Mr. Tade’s termination and (y) the date on which Mr. Tade is eligible for comparable health benefits with another company or business entity; provided, however, that in the event Mr. Tade’s employment is terminated without Cause, for Good Reason or resulting from a Change of Control in which the Employment Agreement is not assumed by the Company’s successor, and such termination immediately precedes, or occurs within one year following, a Change of Control, the Company will reimburse Mr. Tade for the same portion of his family COBRA health insurance premium that it paid during his employment up until the earlier of (I) the date twelve (12) months after the date of Mr. Tade’s termination and (II) the date on which Mr. Tade is eligible for comparable health benefits with another company or business entity; (B) any Target Bonus that has not been paid from the prior performance year to the extent the Board has determined in good faith that the goals have been attained; (C) a severance payment equal to  twelve (12) months of base salary payable in twelve (12) monthly, equal installments after termination or, if such termination is immediately preceding or within one year following a Change of Control, a severance payment equal to fifteen (15) months’ base salary plus one and a half (1 ½) times the Target Bonus payable in a lump sum, and (C) accelerated vesting of all stock options previously granted to Mr. Tade and all stock options granted in the future to Mr. Tade (the “Tade Stock Options”), as well as all restricted stock units previously granted to Mr. Tade and all restricted stock units granted in the future to Mr. Tade (the “Tade RSUs”), as described in the following sentence. If Mr. Tade is terminated without Cause or Mr. Tade resigns for Good Reason, in either case immediately preceding or within one year after a Change of Control, (i) such Tade Stock Options will accelerate in full and such Tade Stock Options shall remain exercisable until the earlier of eighteen (18) months after Mr. Tade’s termination of employment or the expiration of the ten (10)-year term of the Tade Stock Options, and (ii) all Tade RSUs granted at the time of termination to Mr. Tade shall be immediately vested. Furthermore, any payments, awards, benefits or distributions due to Mr. Tade under the Employment Agreement as a result of a transaction described in Section 280G may be subject to a cutback as set forth in the Employment Agreement. In the event that the Employment Agreement is terminated as a result of Mr. Tade’s death, becoming Disabled (as defined therein), material breach of the Employment Agreement, by the Company with Cause or if Mr. Tade resigns without Good Reason, the Company shall have no further obligations to Mr. Tade under the Employment Agreement except for the payment of Mr. Tade’s accrued, unpaid base salary through the termination date, any unreimbursed expenses, subject to any right of set-off and, if terminated as a result of Mr. Tade’s death or becoming Disabled, the Company will reimburse Mr. Tade (or his qualified beneficiaries) for the same portion of his family COBRA health insurance premium (if continued coverage under COBRA is elected) and COBRA dental and vision premiums (if available under COBRA) that it paid during Mr. Tade’s employment for at least twelve (12) months after the date of his termination and Mr. Tade or his estate shall be entitled to any unpaid annual bonus from any prior performance year.

The Employment Agreement also contains a mutual non-disparagement covenant and customary non-competition, non-solicitation, confidentiality and invention assignment covenants.

In consideration of Mr. Tade’s entering into the Employment Agreement, on the Effective Date, Mr. Tade was granted (ii) an option to purchase 115,100 shares of common stock, $0.0001 par value per share, of the Company (“Common Stock”), which will vest over four years with 25% of the shares underlying the option vesting on the one-year anniversary of the Effective Date and the remaining 75% of such shares vesting monthly in equal installments over the next three years, becoming fully vested on the four-year anniversary of the Effective Date, and (ii) 72,400 restricted stock units, which will vest in four equal annual installments (25% per installment) on each anniversary of the Effective Date over four years, in each case under the ADMA Biologics, Inc. 2022 Equity Compensation Plan.

The Employment Agreement provides that Mr. Tade is (i) entitled to a base salary of $435,000 annually, (ii) eligible for an annual cash bonus with a target equal to forty-five percent (45%) of Mr. Tade’s base salary (“Target Bonus”), based upon the attainment of certain performance milestones and objectives established by the Company’s Board of Directors (“Board”) (acting through the Compensation Committee) in consultation with Mr. Tade; and (iii) eligible to participate in the Company’s standard benefits package.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated July 24, 2024, by and between the Company and Brad Tade.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 26, 2024	ADMA Biologics, Inc.

	By:	/s/ Adam S. Grossman
		Name:	Adam S. Grossman
		Title:	President and Chief Executive Officer